MOORE & VAN ALLEN, PLLC
                          NATIONSBANK CORPORATE CENTER
                        100 NORTH TRYON STREET, FLOOR 47
                      CHARLOTTE, NORTH CAROLINA 28202-4003


                                 April __, 1998

US LEC Corp.
212 South Tryon Street, Suite 1540
Charlotte, North Carolina 28281

         Re:      Registration Statement on Form S-1

Ladies and Gentlemen:

         We have acted as counsel to US LEC Corp., a Delaware corporation (the "Company"), in connection with the registration by the Company under the Securities Act of 1933, as amended, on Form S-1 of 5,500,000 shares (the "Initial Shares") of the Company's Class A Common Stock, par value $0.01 per share (the "Common Stock"), and up to 825,000 shares (the "Option Shares") of Common Stock upon the exercise of the over-allotment option granted to the several underwriters named in the registration statement relating to the Shares (as defined below) (the "Registration Statement"). The Initial Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively referred to as the "Shares." The Shares will be sold pursuant to an Underwriting Agreement by and among the Company, Smith Barney Inc., Bear Stearns & Co., Inc. and Wheat First Securities, Inc. as representatives of the several underwriters named in the Registration Statement (the "Underwriting Agreement").

         We have reviewed such documents and considered such matters of law and fact as we, in our professional judgment, have deemed appropriate to render the opinions contained herein. Where we have considered it appropriate, as to certain facts we have relied, without investigation or analysis of any underlying data contained therein, upon certificates or other comparable documents of public officials and officers or other appropriate representatives of the Company.

         Based upon such examination, and relying upon statements of fact contained in the documents which we have examined, we are of the opinion that the Shares to be sold pursuant to the Underwriting Agreement have been duly authorized and will be validly issued, fully paid and nonassessable when issued, delivered and paid for as contemplated by the Underwriting Agreement.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus included therein.

                                            Very truly yours,

                                            MOORE & VAN ALLEN, PLLC